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                    CONSENT OF VALUATION RESEARCH CORPORATION

     We hereby consent to any references to our name, or to any references to our reports, wherever appearing, in this Registration Statement and the related Prospectus/Consent Solicitation Statement which is a part of this Registration Statement, and any amendments thereto.


Dated:  May 1, 1998                         VALUATION RESEARCH CORPORATION

                                              /s/ C. Ann Kramer
                                            ---------------------------
                                                  C. Ann Kramer
                                                  Senior Vice President